Exhibit (g)(5)

                        AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of October 30, 1998, by and between CGM Trust (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of March 6, 1992 (as amended and in effect from time to time, the "Contract"); and

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made CGM Fixed Income Fund subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Series", and, collectively, the "Series"); and

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Series held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The amendment to the Contract relating to foreign custody dated as of April 16, 1992 is hereby deleted.

II. Articles 3 through 14 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 16, respectively.

III. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.  THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

    3.1.   DEFINITIONS.

    Capitalized terms in this Article 3 shall have the following meanings:

    "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

    "Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

    "Foreign Assets" means any of the Series' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Series' transactions in such investments.

    "Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

    "Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund, on the Series' behalf, determines to place Foreign Assets in a country outside the United States (I) because required by law or regulation;
(ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

     3.2. DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

     The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, with respect to the Series, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets of the Series held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Series.

     3.3. COUNTRIES COVERED.

     The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Series which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

     Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Series of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Series responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Series with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Series to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Series with respect to that country.

     The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Ninety days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodians acceptance of delegation is withdrawn.

     3.4. SCOPE OF DELEGATED RESPONSIBILITIES.

          3.4.1. SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.

     Subject to the provisions of this Article 3, the requirements of Rule 17f-5 and any other applicable law, the Series' Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

     In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

          3.4.2. CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.

     The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager satisfies the requirements of Rule 17f-5(c)(2).

          3.4.3. MONITORING.

     In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall comply with Rule 17f-5(c)(3). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the

Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

     3.5. GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.

     For purposes of this Article 3, as between the Board and the Custodian only, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Series. The Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this
Article 3 with respect to Mandatory Securities Depositories. Nothing in this section shall limit the Board's ability to delegate any responsibility with respect to Country Risk or Mandatory Securities Depositories to the Fund's investment adviser or any other third party.

     3.6. STANDARD OF CARE AS FOREIGN CUSTODY MANAGER.

     In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     3.7. REPORTING REQUIREMENTS.

     The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Series described in this Article 3 promptly after the occurrence of the material change.

     Upon request of the Fund, the Foreign Custody Manager shall provide an annual certification to the Board that the foreign custody arrangements delegated by the Board to the Foreign Custody Manager are in compliance with Rule 17f-5.

     3.8. REPRESENTATIONS WITH RESPECT TO RULE 17F-5.

     The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

     The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Series. This representation shall not limit the responsibility of the Custodian in its capacity as Foreign Custody Manager.

     3.9. EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

     The Board's delegation to the Custodian as Foreign Custody Manager of the Series shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective ninety (90) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Series with respect to designated countries.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE SERIES HELD OUTSIDE THE UNITED STATES.

     4.1 DEFINITIONS.

     Capitalized terms in this Article 4 shall have the following meanings:

     "Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

     "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     4.2. HOLDING SECURITIES.

     The Custodian shall identify on its books as belonging to the Series the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Series, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (I) the records of the Custodian with respect to foreign securities of the Series which are maintained in such account shall identify those securities as belonging to the Series and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     4.3. FOREIGN SECURITIES SYSTEMS.

     Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract. Except for those Foreign Securities Systems which are Mandatory Securities Depositories, the Custodian shall confirm that each such Foreign Securities System is an Eligible Foreign Custodian.

     4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

          4.4.1. DELIVERY OF FOREIGN SECURITIES.

     The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Series held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          (i) upon the sale of such foreign securities for the Series in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

          (ii) in connection with any repurchase agreement related to foreign securities;

          (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Series;

          (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

          (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

          (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

          (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement, provided that in any such case the new securities and cash are to be delivered to the Custodian or a Foreign Sub-Custodian;

          (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities, provided that in any such case the new securities and cash are to be delivered to the Custodian or a Foreign Sub-Custodian;

          (ix) for delivery as security in connection with any borrowing by the Series requiring a pledge of assets by the Series;

          (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          (xi)   in connection with the lending of foreign securities; and

          (xii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

          4.4.2. PAYMENT OF SERIES MONIES.

     Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Series in the following cases only:

          (i) upon the purchase of foreign securities for the Series, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities in accordance with customary established securities trading or processing practices and procedures in the jurisdiction or market in which the transaction occurs; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

          (ii) in connection with the conversion, exchange or surrender of foreign securities of the Series;

          (iii) for the payment of any expense or liability of the Series, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

          (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Series, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

          (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          (vi) for payment of part or all of the dividends received in respect of securities sold short;

          (vii) in connection with the borrowing or lending of foreign securities; and

          (viii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

          4.4.3. MARKET CONDITIONS; MARKET INFORMATION.

     Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Series and delivery of Foreign Assets maintained for the account of the Series may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

     The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     4.5. REGISTRATION OF FOREIGN SECURITIES.

     The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Series or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of the Series agrees to hold any such nominee harmless from any liability solely as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Series under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     4.6. BANK ACCOUNTS.

     The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of the Series with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Series.

     4.7. COLLECTION OF INCOME.

     The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Series shall be entitled and shall credit such income, as collected, to the Series In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     4.8. SHAREHOLDER RIGHTS.

     With respect to the foreign securities held pursuant to this Article 4, the Custodian will facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES.

     The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Series. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Series at any time held by it unless the Custodian has failed to perform its obligations under the first two sentences of this Section or unless (I) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (I) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

     4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.

     Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Series have not been made whole for any such loss, damage, cost, expense, liability or claim.

     4.11. TAX LAW.

     The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Series or the Custodian as custodian of the Series by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Series or the Custodian as custodian of the Series by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

     4.12. ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND.

     To the extent account structure and local law allow and upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with the Custodian.

     4.13. LIABILITY OF CUSTODIAN.

     Except as may arise from the Custodian's own negligence, bad faith or willful misconduct or the negligence, bad faith or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is
(A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund and the Series, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997).

     The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

     4.14. LIMITATION ON LIABILITY OF TRUSTEES.

     The Amended and Restated Agreement and Declaration of Trust of the Fund dated as of January 23, 1997 is on file with the Secretary of The Commonwealth of Massachusetts.

     This Amendment is executed on behalf of the Fund and not on behalf of the Trustees or officers of the Fund or individually, and the obligations of this Amendment are not binding upon any of such Trustees, such officers, or the Shareholders of the Fund individually but are binding only upon the assets and property of the Series.

IV. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect.

In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                      STATE STREET BANK AND TRUST COMPANY


/s/ Marc L. Parsons                By:  /s/ Ronald E. Logue
-------------------------               -----------------------------
Marc L. Parsons                    Name:   Ronald E. Logue
Associate Counsel                  Title:  Executive Vice President




WITNESSED BY:                      CGM TRUST


/s/ Leslie A. Lake                 By:  /s/ Robert L. Kemp
-------------------------          ----------------------------------
Name:    Leslie A. Lake            Name:   Robert L. Kemp
Title:   Vice President            Title:  President
           and Secretary